UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 26, 2016

WELLS FARGO REAL ESTATE INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36768	No. 56-1986428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 South 7th Street
Minneapolis Minnesota 55402
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (855) 825-1437
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
On August 26, 2016, Wells Fargo Real Estate Investment Corporation (the “Company”) issued and sold 21,158,028 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), for an aggregate purchase price of $20,000,049,127.56 (the “Issuance”). The Shares were sold to affiliates of the Company in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. The Company expects to use the proceeds from the Issuance to acquire REIT Qualified Assets (as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015) from affiliates. Following the issuance, indirect wholly-owned subsidiaries of Wells Fargo Bank, N.A. continue to own 100% of the Company’s Common Stock.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO REAL ESTATE INVESTMENT CORPORATION

DATED: August 26, 2016	By:	/s/ Jeannine E. Zahn
Jeannine E. Zahn
Senior Vice President and Secretary